Exhibit 10.4

AMENDMENT NO. 3 TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT,
LIMITED WAIVER AND LIMITED RELEASE
This AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, LIMITED WAIVER AND LIMITED RELEASE (this “Amendment”), dated as of March 24, 2016, is entered into by and among ENCORE CAPITAL GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders party hereto, and SUNTRUST BANK, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent (in such capacity, the “Collateral Agent”), Swingline Lender and Issuing Bank.
RECITALS
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of February 25, 2014 (as amended by that certain (a) Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of August 1, 2014 and (b) Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of July 9, 2015 and as the same may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended revolving credit and term loan facilities to the Borrower;
WHEREAS, the Borrower and certain of its Subsidiaries have entered into that certain Securities Purchase Agreement, dated as of February 19, 2016, by and among the Borrower, as seller, certain Affiliates of the Borrower party thereto, as “Transferring Subsidiaries” (as defined therein), TL Funding Partners LP and certain Affiliates thereof, as purchasers (as amended pursuant to that certain Consent and Waiver Letter Agreement, dated March 22, 2016, the “Propel Stock Purchase Agreement”) to sell all of the equity interests of Propel Acquisition LLC (or any successor thereto formed by the merger of Propel Acquisition LLC into a newly formed wholly owned Subsidiary of the Borrower the only assets of which, following the consummation of the merger, will be the assets of Propel Acquisition LLC so acquired in such merger) and each of its Subsidiaries (the “Propel Disposition”); and
WHEREAS, in connection with the sale described above, the Borrower has requested (i) certain amendments to the Credit Agreement set forth herein for the purpose of permitting the consummation of such sale, (ii) that the Collateral Agent release the security interest, on its own behalf and on behalf of the Secured Parties, in (x) the equity interests held by the Borrower in Propel Acquisition LLC (the “Propel Acquisition Equity Interests”) and (y) the Collateral pledged by each of Propel Acquisition LLC and Propel Funding LLC to the extent such Collateral constitutes assets sold pursuant to the Propel Stock Purchase Agreement, including but not limited to the equity interests set forth on Annex I hereto (the “Released Equity Interests” and together with the Propel Acquisition Equity Interests and all other Collateral pledged to the Collateral Agent, for its own benefit and the benefit of the Secured Parties, by each of Propel Acquisition LLC and Propel Funding LLC to the extent such Collateral constitutes assets sold pursuant to the Propel Stock Purchase Agreement, collectively, the “Released Collateral”) in accordance with Section 9.15(d) of the Credit Agreement, and (iii) that the Required Lenders waive the requirement that the Borrower prepay the Loans as required by Section 2.12(a) of the Credit Agreement with the Net Cash Proceeds received in respect of the Propel Disposition, and the Administrative Agent, the Collateral Agent, the Swingline Lender,

the Issuing Bank and the undersigned Lenders have agreed to such requests, subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement, as amended by this Amendment.
2.    Amendments to Credit Agreement. Subject to the terms and conditions hereof and with effect from and after the Third Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in proper alphabetical order:
“‘Propel Disposition’ means an Asset Sale to be consummated by the Borrower and the Transferring Subsidiaries (as defined in the Propel Stock Purchase Agreement) in accordance with the Propel Stock Purchase Agreement.”
“‘Propel Stock Purchase Agreement’ means that certain Securities Purchase Agreement, dated as of February 19, 2016, by and among the Borrower, as seller, certain Affiliates of the Borrower party thereto, as “Transferring Subsidiaries” (as defined therein), TL Funding Partners LP and certain Affiliates thereof, as purchasers, as amended pursuant to that certain Consent and Waiver Letter Agreement, dated March 22, 2016.”
(b)    Section 7.6 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (e) thereof, (ii) replacing the “.” at the end of clause (f) thereof with “; and”, and (iii) adding the following new clause (g) to the end of such section:
“(g)    the Propel Disposition, so long as (i) at the time of the consummation of the Propel Disposition, no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) within five (5) Business Days following the receipt thereof, the Borrower prepays the Revolving Loans with 100% of the Net Cash Proceeds received in respect thereof (for the avoidance of doubt, such required prepayment of the Revolving Loans shall not be accompanied by a corresponding permanent reduction of the Revolving Commitments).”
3.    Limited Release. Subject to the terms and conditions hereof, following the occurrence of the Third Amendment Effective Date and effective upon the Closing Date (as defined in the Propel Stock Purchase Agreement), the security interest granted pursuant to the Pledge and Security Agreement solely with respect to the Released Collateral shall be automatically released without any further action required by any Person. It is expressly agreed and understood that the foregoing release is solely a partial release and that the same shall in no way discharge, waive, release, affect, or impair the liens, security interests and other encumbrances of (or the Obligations of the Borrower or any Restricted Subsidiary in respect of)

the Pledge and Security Agreement against any property other than the Released Collateral and all Collateral other than the Released Collateral shall continue to constitute part of the Collateral in all respects. Effective upon the Closing Date (as defined in the Propel Stock Purchase Agreement), (i) the Collateral Agent hereby authorizes the filing of any UCC financing statement amendments to evidence the release set forth herein and agrees to execute and/or deliver or cause to be executed and/or delivered, at the Borrower’s expense, such other instruments or documents as the Borrower may reasonably request or as may be necessary to evidence or give effect to the release set forth herein and (ii) each of Propel Acquisition LLC and Propel Funding LLC shall be automatically released (x) from the guaranty of the Obligations in accordance with Section 4(B) of the Guaranty Agreement and (y) as a Grantor under the Pledge and Security Agreement.
4.    Limited Waiver. Subject to the terms and conditions hereof, and without limiting the requirement set forth in Section 7.6(g) of the Credit Agreement (after giving effect to this Amendment), following the occurrence of the Third Amendment Effective Date, the undersigned Lenders hereby waive the requirement that the Borrower prepay the Loans pursuant to Section 2.12(a) of the Credit Agreement solely with respect to the Net Cash Proceeds received by the Borrower in respect of the Propel Disposition. The waiver set forth in the foregoing sentence is a one-time waiver and is limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby all of which remain in full force and effect. The Borrower acknowledges and agrees that the limited waiver contained in this Section 4 shall not be deemed to be or constitute a consent to any future action or inaction on the part of the Borrower or any other Loan Party, shall not waive or amend (or be deemed to be or constitute a waiver of or amendment to) any other covenant, term or provision in the Credit Agreement or any of the other Loan Documents, and shall not hinder, restrict or otherwise modify the rights and remedies of the Administrative Agent or the Lenders following the occurrence of any Event of Default or any other event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default (whether now existing or hereafter arising) under the Credit Agreement or any other Loan Document.
5.    Representations and Warranties. The Borrower and the Guarantors hereby represent and warrant to the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank and the Lenders as follows:
(a)    No Default or Event of Default has occurred and is continuing as of the date hereof, nor will any Default or Event of Default exist immediately after giving effect to this Amendment.
(b)    The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects (except for representations and warranties already covered by concepts of materiality, which are true and correct in all respects) as of the date hereof (except for representations and warranties made with reference to an earlier date, which are true and correct in all material respects (except for representations and warranties already covered by concepts of materiality, which are true and correct in all respects) as of such date).
(c)    The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Amendment has been duly executed and delivered by each Loan Party. Each of this Amendment and the Credit Agreement, as amended hereby, constitute the valid and binding obligations of the Loan Parties, enforceable against them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(d)    The execution and delivery of this Amendment by the Loan Parties, and performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any organizational documents of, or any law applicable to, any Loan Party or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under the Credit Agreement, the Prudential Senior Secured Note Agreement, any Material Indebtedness Agreement, any other material agreement or other material instrument binding on any Loan Party or any of their assets or give rise to a right thereunder to require any payment to be made by any Loan Party, (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens (if any) created under the Loan Documents and/or (v) will not result in a material limitation on any licenses, permits or other governmental approvals applicable to the business, operations or properties of the Loan Parties.
(e)    The execution, delivery, performance and effectiveness of this Amendment will not: (i) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens (other than the Liens on the Released Collateral after giving effect to the limited release set forth in Section 3) continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred and (ii) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
6.    Effective Date.
(a)    This Amendment will become effective on the date on which each of the following conditions has been satisfied (the “Third Amendment Effective Date”) to the satisfaction of the Administrative Agent:
(i)    the Administrative Agent shall have received counterparts of this Amendment duly executed by the Loan Parties and the Required Lenders;
(ii)    the Borrower shall have paid to Administrative Agent all amounts, including any fees, due and payable hereunder or in connection herewith on or prior to the date hereof, including reimbursement or payment of all out-of-pocket expenses, including all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced on or prior to the date of this Amendment, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings;
(iii)    the Administrative Agent shall have received a certified copy of an amendment to the Prudential Senior Secured Note Agreement duly executed by each party thereto, in form and substance acceptable to the Administrative Agent; and

(iv)    the Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request on or prior to the date of this Amendment in connection with the execution of this Amendment.
(b)    For purposes of determining compliance with the conditions specified in this Section 6, each Lender that has executed this Amendment and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required under this Section 6 to be consented to or approved by or acceptable or satisfactory to such Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Third Amendment Effective Date specifying its objection thereto.
(c)    From and after the Third Amendment Effective Date, the Credit Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.
(d)    The Administrative Agent will notify the Borrower and the Lenders of the occurrence of the Third Amendment Effective Date.
7.    Miscellaneous.
(a)    Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect and all references in any Loan Document to the “Credit Agreement” shall henceforth refer to the Credit Agreement as amended by this Amendment. Nothing in this Amendment or in any of the transactions contemplated hereby is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations of the Borrower under the Credit Agreement or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any Collateral (other than the Released Collateral after giving effect to the limited release set forth in Section 3) for the Obligations.
(b)    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(c)    THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.6 AND 10.7 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, JURISIDICTION AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.
(d)    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 6 above, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties required to be a party hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended except in accordance with the provisions of Section 10.2 of the Credit Agreement.
(e)    If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or to constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.
(f)    The Borrower shall reimburse the Administrative Agent upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.
(g)    In consideration of the amendments contained herein, each of the Loan Parties hereby waives and releases each of the Lenders, the Administrative Agent and the Collateral Agent from any and all claims and defenses, known or unknown, existing as of the date hereof with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
(h)    This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
ENCORE CAPITAL GROUP, INC.

By: /s/ Jonathan Clark
Name: Jonathan C. Clark
Title: Executive V.P. and CFO

SUNTRUST BANK,
as Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and as a Lender

By: /s/ Paula Mueller
Name: Paula Mueller
Title: Director

BANK OF AMERICA, N.A.,
as Lender

By: /s/ Angel Sutoyo
Name: Angel Sutoyo
Title: Senior Vice President

FIFTH THIRD BANK, as Lender

By: /s/ Scott Kilgore
Name: Scott Kilgore
Title: Vice President

Encore Capital Group, Inc.
Signature Page to Amendment No. 3

MORGAN STANLEY BANK, N.A., as Lender By: /s/ Harry Comninellis Name: Harry Comninellis Title: Authorized Signatory
CALIFORNIA BANK & TRUST, as Lender By: /s/ Melissa Chang Name: Melissa Chang Title: Vice President
CITIBANK, N.A., as Lender By: By: /s/ Chris Dowler Name: Chris Dowler Title: Senior Vice President
ISRAEL DISCOUNT BANK OF NEW YORK, as Lender By: /s/ Galina Evelson Name: Galina Evelson Title: First Vice President
By: /s/ Barry Solomon Name: Barry Solomon Title: First Vice President
FIRST BANK, as Lender By: /s/ Beck Combs Name: Beck Combs Title: AVP, Commercial Loan Officer
AMALGAMATED BANK, as Lender By: /s/ Jackson Eng Name: Jackson Eng Title: First Vice President

Encore Capital Group, Inc.
Signature Page to Amendment No. 3

MUFG Union Bank, N.A. (formerly known as UNION BANK), as Lender By: /s/ Christopher Freeman Name: Christopher Freeman Title: Managing Director
MANUFACTURERS BANK, as Lender By: /s/ Sandy Lee Name: Sandy Lee Title: Vice President
BARCLAYS BANK PLC, as Lender By: /s/ Ronnie Glenn Name: Ronnie Glenn Title: Vice President
RAYMOND JAMES BANK, N.A., as Lender By: /s/ Jason Williams Name: Jason Williams Title: Vice President
FLAGSTAR BANK, as Lender By: /s/ Kelly M. Hamrick Name: Kelly Hamrick Title: First Vice President
THE PRIVATEBANK AND TRUST COMPANY, as Lender By: /s/ Jennifer St. Aubin Name: Jennifer St. Aubin Title: Managing Director
CITIZENS BANK, N.A. (formerly known as RBS Citizens, N.A.), as Lender By: /s/ Darran Wee Name: Darran Wee Title: Senior Vice President

Encore Capital Group, Inc.
Signature Page to Amendment No. 3

CTBC BANK CORP. (USA), as Lender By: /s/ Shahid Kathrada Name: Shahid Kathrada Title: FVP and Team Leader
UBS AG, STAMFORD BRANCH, as Lender By: /s/ Darlene Arias Name: Darlene Arias Title: Director
By: /s/ Craig Pearson Name: Craig Pearson Title: Associate Director
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender By: /s/ Doreen Barr Name: Doreen Barr Title: Authorized Signatory
By: /s/ Warren Van Heyst Name: Warren Van Heyst Title: Authorized Signatory

Encore Capital Group, Inc.
Signature Page to Amendment No. 3

Each of the undersigned hereby makes the representations and warranties set forth above in this Amendment, consents to this Amendment and the terms and provisions hereof and hereby (a) confirms and agrees that notwithstanding the effectiveness of such Amendment, each Loan Document to which it is a party and their respective payment, performance and observance obligations and liabilities (whether contingent or otherwise) is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment, (b) confirms and agrees that the pledge and security interest in the Collateral (other than the Released Collateral after giving effect to the limited release set forth in Section 3) granted by it pursuant to the Collateral Documents to which it is a party shall continue in full force and effect, and (c) acknowledges and agrees that such pledge and security interest in the Collateral (other than the Released Collateral after giving effect to the limited release set forth in Section 3) granted by it pursuant to such Collateral Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby.
ENCORE CAPITAL GROUP, INC.
MIDLAND CREDIT MANAGEMENT, INC.
MIDLAND INTERNATIONAL LLC
MIDLAND INDIA LLC
MIDLAND PORTFOLIO SERVICES, INC.
MIDLAND FUNDING LLC
MRC RECEIVABLES CORPORATION
MIDLAND FUNDING NCC-2 CORPORATION
PROPEL ACQUISITION LLC
PROPEL FUNDING LLC
ASSET ACCEPTANCE CAPITAL CORP.
ASSET ACCEPTANCE RECOVERY
SERVICES, LLC
ASSET ACCEPTANCE SOLUTIONS
GROUP, LLC
ASSET ACCEPTANCE, LLC
LEGAL RECOVERY SOLUTIONS, LLC
ATLANTIC CREDIT AND FINANCE, INC.
ATLANTICE CREDIT & FINANCE SPECIAL
    FINANCE UNIT, LLC
ATLANTIC CREDIT & FINANCE SPECIAL
FINANCE UNIT III, LLC

By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Chief Financial Officer

Encore Capital Group, Inc.
Signature Page to Amendment No. 3

Annex I

Released Equity Interests

1.	100% of the limited liability company membership interests of Propel Financial Services, LLC, a Texas limited liability company.

2.	100% of the limited liability company membership interests of Propel Funding Holdings 1, LLC, a Delaware limited liability company

3.	100% of the limited liability company membership interests of Propel Funding, LLC, a Delaware limited liability company.

4.	100% of the limited liability company membership interests in PFS Finance Holdings, LLC, a Delaware limited liability company.

5.	100% of the limited liability company membership interests in Propel Funding Ohio, LLC, a Delaware limited liability company.

6.	100% of the limited liability company membership interests in Propel Funding Nevada, LLC, a Delaware limited liability company.

7.	100% of the limited liability company membership interests in Propel Funding REL LLC, a Delaware limited liability company.

8.	50% of the limited liability company membership interests in RioProp Holdings, LLC, a Delaware limited liability company.

9.	100% of the limited liability company membership interests in Propel Funding Texas 2, LLC, a Delaware limited liability company.

10.	100% of the limited liability company membership interests in Propel Funding Multistate, LLC, a Delaware limited liability company.

11.	100% of the limited liability company membership interests in Propel Funding National I, LLC, a Delaware limited liability company

Annex I to Amendment No. 3